Exhibit 99.1
QlikTech Announces Fourth Quarter and Full Year 2010 Financial Results
• Total revenue of $81.4 million increases 32% compared to fourth quarter of 2009
• License revenue of $56.3 million increases 29% compared to fourth quarter of 2009
• 2010 total revenue of $226.5 million increases 44% compared to 2009
• 2010 license revenue of $145.2 million increases 45% compared to 2009
RADNOR, Pennsylvania — March 1, 2011 - Qlik Technologies Inc. (QlikTech) (NASDAQ: QLIK), a leader in Business Discovery™— user-driven Business Intelligence, today announced financial results for the fourth quarter and full year ended December 31, 2010.
Lars Björk, Chief Executive Officer of QlikTech, stated, “The fourth quarter was highlighted by revenue that significantly exceeded our expectations, increasing 32% year-over-year. This was driven by a combination of strong market demand, solid execution and QlikTech’s disruptive value proposition. We have been pioneering an evolution in business intelligence, Business Discovery™, our unique data discovery and user-driven BI, which is expanding the market by addressing the ease-of-use and quick time to value needs of business users.”
Björk added, “We further accelerated the company’s hiring plans as a result of our strong momentum, increasing our headcount in order to effectively staff up in anticipation of expected 2011 demand. As we look to 2011, we will continue to invest in the business in order to capitalize on our product leadership position and gain market share. At the same time, we remain focused on growing our profitability and delivering incrementally higher operating margins.”
Financial Highlights for the Fourth Quarter Ended December 31, 2010
Total revenue for the fourth quarter of 2010 was $81.4 million, an increase of 31.6% from $61.8 million in the fourth quarter of 2009. License revenue was $56.3 million, an increase of 29.0% from $43.7 million in the fourth quarter of 2009. Maintenance revenue was $18.3 million, an increase of 43.1% from $12.8 million in the fourth quarter of 2009. Professional services revenue was $6.8 million, an increase of 26.1% from $5.3 million in the fourth quarter of 2009.
GAAP operating income for the fourth quarter of 2010 was $16.6 million, or 20.3% of revenue, compared to GAAP operating income of $20.5 million, or 33.2% of revenue for the fourth quarter of 2009. GAAP net income was $10.6 million, or $0.12 per diluted common share, compared to a GAAP net income of $15.3 million, or $0.16 per diluted common share, in the fourth quarter of 2009.
Non-GAAP operating income, which excludes stock-based compensation, secondary offering expense and severance, was $18.4 million for the fourth quarter of 2010, representing a 22.6% non-GAAP operating margin. Non-GAAP operating income was $20.9 million, or 33.8% of revenue, for the fourth quarter of 2009.
Non-GAAP net income was $13.0 million, or $0.15 per diluted common share, for the fourth quarter of 2010. Non-GAAP net income was $14.6 million, or $0.18 per diluted common share, for the fourth quarter of 2009. The decrease in GAAP and non-GAAP net income was primarily a result of accelerated hiring and associated employee-related costs, as well as lead generation costs during the fourth quarter of 2010.
GAAP and non-GAAP net income for the fourth quarter of 2010 includes $0.4 million of foreign exchange losses, compared to foreign exchange gains of $0.3 million in the prior year period.

Financial Highlights for the Full Year Ended December 31, 2010
Total revenue for the full year 2010 was $226.5 million, an increase of 44.0% from $157.4 million in the full year 2009. License revenue was $145.2 million, an increase of 45.4% from $99.9 million in the full year 2009. Maintenance revenue was $59.8 million, an increase of 44.6% from $41.4 million in the full year 2009. Professional services revenue was $21.5 million, an increase of 33.2% from $16.1 million in the full year 2009.
GAAP operating income for the full year 2010 was $27.6 million, or 12.2% of revenue, an increase compared to GAAP operating income of $13.2 million, or 8.4% of revenue for the full year 2009. GAAP net income was $13.5 million, or $0.21 per diluted common share, an increase compared to GAAP net income of $6.9 million, or $0.06 per diluted common share, for the full year 2009.
Non-GAAP operating income, which excludes stock-based compensation, secondary offering expense, and severance was $31.7 million, or 14.0% of revenue, for the full year 2010, an increase compared to non-GAAP operating income of $14.6 million, or 9.3% of revenue, for the full year 2009. Non-GAAP net income was $17.9 million or $0.21 per diluted common share for full year 2010, an increase compared to non-GAAP net income of $7.3 million, or $0.09 per diluted common share, for the full year 2009.
GAAP and non-GAAP net income for the full year of 2010 includes $4.4 million of foreign exchange losses, compared to foreign exchange losses of $1.6 million for the full year 2009.
The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income from operations and net income for the three and twelve months ended December 31, 2009 and 2010. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash and cash equivalents were $158.7 million on December 31, 2010, compared to $24.9 million on December 31, 2009. The increase in cash was primarily the result of approximately $120 million in net proceeds that were raised through the company’s initial public offering, which was completed on July 21, 2010. For the year ended December 31, 2010, net cash provided by operating activities was $25.9 million, an increase of $12.9 million compared to the year ended December 31, 2009.
Other Fourth Quarter 2010, Full Year 2010 and Recent Business Highlights
•	Ended 2010 with an active customer count of approximately 18,000, up from approximately 13,000 customers in 2009.

•	Added new customers during the fourth quarter including, ANZ Bank, Bournemouth University, KIPP NY, National Automotive Dealer Association Used Car Guide, New York Presbyterian Hospital, Philadelphia Youth Network Kraftanlagen München, Midlands Co-operative Society Ltd, News International, Rigsadvokaten (Prosecutors’ Office of Denmark), Sportsbet, Stockholms Läns sjukvårdområde (Stockholm Health Care System) and Unicer.

•	During the fourth quarter, QlikTech expanded numerous engagements globally through our land and expand strategy, including Aon UK, Deloitte Netherlands, Freixenet, Gina Tricot AB, Healthsouth, K-citymarket Oy, Niscayah Group AB, Pernod-Ricard Russia, and Qualcomm.

•	For the fourth quarter, revenue in the Americas was $26.8 million, up 81.1% over the prior year period and representing 33% of total revenue. European countries generated $48.5 million in revenue, up 13.0% over the prior year period, and representing 60% of total revenue. Rest of World revenue was $6.1 million, up 49.3% over the prior year period and representing 7% of total revenue.

•	Positioned in the Leaders Quadrant in the Gartner Group 2011 Business Intelligence Platform Magic Quadrant report. QlikTech secured a coveted position in the Leaders Quadrant based on its completeness of vision and ability to execute. We believe that this further confirms that user-centric breed of business intelligence or Business Discovery™ is taking hold.

•	Strong initial QlikView 10 user feedback indicating our development focus is meeting customers’ requirements and further enabling their use of the product.

•	Signed multinational agreement with Logica to capture additional enterprise business opportunities in business intelligence market. Building on the company’s existing regional relationships with Logica, the new partnership expands QlikView’s solutions now being offered across Logica’s enterprise clients.

•	Lars Björk, CEO of QlikTech, was named the Ernst & Young Entrepreneur Of The Year® 2010 U.S. winner in the Technology category.
Business Outlook
Based on information available as of March 1, 2011, QlikTech is issuing guidance for the first quarter and full year 2011 as follows:
First Quarter 2011: The company expects total revenue for the first quarter to be in the range of $52.0 million to $55.0 million, non-GAAP operating loss to be in the range of ($3.0) million to ($5.0) million and non-GAAP net loss per common share to be in the range of ($0.03) to ($0.05). QlikTech’s expectations of non-GAAP net loss per common share for the first quarter exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 79 million.
Full Year 2011: The company expects 2011 total revenue to be in the range of $280.0 million to $290.0 million, non-GAAP operating income to be in the range of $42.0 million to $46.0 million and non-GAAP net income per diluted common share to be in the range of $0.32 to $0.35. QlikTech’s expectations of non-GAAP net income per diluted common share for the full year exclude stock-based compensation expense and employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 88 million.
Conference Call and Webcast Information
QlikTech will host a conference call on March 1, 2011, at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until March 10, 2011 at 800-642-1687 (domestic) or 706-645-9291 (international). The replay pass code is 37568407. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com/, and a replay will be archived on the website as well.

Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income, non-GAAP net income and non-GAAP income per share. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP”. QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.
For the fourth quarter and full year 2010, non-GAAP operating income  was determined by taking income from operations and adding back non-cash stock-based compensation expense, secondary offering expense and severance expense. Non-GAAP net income  was determined by taking pretax income and adding back non-cash stock-based compensation expense, secondary expense and severance expense, and the result was tax affected at an estimated long-term effective tax rate of 28%. QlikTech excluded severance expense in its non-GAAP financial measures because it believes these costs are non-recurring and unrelated to its ongoing operating performance. QlikTech believes these adjustments provide useful information to both management and investors. For the fourth quarter and full year 2010, non-GAAP income per share was determined by taking non-GAAP net income and adjusting the weighted average outstanding common share calculations for the automatic conversion of the convertible preferred stock and issuance of common stock in connection with the company’s initial public offering as if the offering had occurred at the beginning of each respective period.
This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense and employer payroll taxes related to stock transactions and assuming an estimated long-term tax rate of 32%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech
QlikTech (NASDAQ: QLIK) is a leader in Business Discovery™ — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery™ solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery™ platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery™ works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 18,000 customers in over 100 countries.
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QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of our products, the introduction of product enhancements or additional products and our growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “could,” “momentum,” and similar words. We intend all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in our publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Qlik Technologies Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenue:
License revenue	$56,320	$43,672	$145,225	$99,864
Maintenance revenue	18,286	12,779	59,846	41,390
Professional services revenue	6,752	5,353	21,450	16,105

Total revenue	81,358	61,804	226,521	157,359

Cost of revenue:
License revenue	1,102	1,872	3,670	3,663
Maintenance revenue	1,325	402	3,998	1,635
Professional services revenue	5,130	3,664	16,054	11,802

Total cost of revenue	7,557	5,938	23,722	17,100

Gross profit	73,801	55,866	202,799	140,259

Operating expenses:
Sales and marketing	40,684	27,426	122,394	93,349
Research and development	4,756	2,398	13,537	8,735
General and administrative	11,805	5,526	39,300	25,009

Total operating expenses	57,245	35,350	175,231	127,093

Income from operations	16,556	20,516	27,568	13,166

Other income (expense):
Interest expense, net	92	(259)	(488)	(941)
Change in fair value of warrants	—	(676)	(1,962)	(1,953)
Foreign exchange loss and other expense, net	(437)	318	(4,404)	(1,635)

Total other expense, net	(345)	(617)	(6,854)	(4,529)

Income before provision for income taxes	16,211	19,899	20,714	8,637

Provision for income taxes	(5,603)	(4,555)	(7,198)	(1,776)

Net income	$10,608	$15,344	$13,516	$6,861

Net income per common share
Basic	$0.14	$0.21	$0.24	$0.07
Diluted	$0.12	$0.16	$0.21	$0.06

Weighted average number of common shares outstanding
Basic	77,866,454	16,560,401	45,232,782	16,267,186
Diluted	85,758,581	21,125,206	52,061,916	20,778,448
Stock-based compensation expense for the three months and year ended December 31, 2010 and 2009 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cost of revenue	$89	$23	$188	$82
Sales and marketing	580	197	1,572	733
Research and development	33	25	96	79
General and administrative	399	140	1,162	585

	$1,101	$385	$3,018	$1,479

Qlik Technologies Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Reconciliation of Non-GAAP income from operations:
GAAP income from operations	$16,556	$20,516	$27,568	$13,166
Stock-based compensation expense	1,101	385	3,018	1,479
Secondary offering expense	550	—	550	—
Severance expense	207	—	610	—

Non-GAAP income from operations	$18,414	$20,901	$31,746	$14,645

Non-GAAP income from operations as a percentage of total revenue	22.6%	33.8%	14.0%	9.3%
GAAP income from operations as a percentage of total revenue	20.3%	33.2%	12.2%	8.4%

Reconciliation of Non-GAAP net income:
GAAP net income	$10,608	$15,344	$13,516	$6,861
Stock-based compensation expense	1,101	385	3,018	1,479
Secondary offering expense	550	—	550	—
Severance expense	207	—	610	—
Income tax adjustment*	544	(1,125)	228	(1,056)

Non-GAAP net income	$13,010	$14,604	$17,922	$7,284

Non-GAAP net income per common share — basic	$0.17	$0.19	$0.23	$0.10

Non-GAAP net income per common share — diluted	$0.15	$0.18	$0.21	$0.09

GAAP net income per common share — basic	$0.14	$0.21	$0.24	$0.07

GAAP net income per common share — diluted	$0.12	$0.16	$0.21	$0.06

Non-GAAP weighted average number of common shares outstanding — basic**	77,866,454	76,161,825	77,074,638	75,868,610

Non-GAAP weighted average number of common shares outstanding — diluted**	85,753,014	80,726,630	83,899,293	80,379,872

GAAP weighted average number of common shares outstanding — basic	77,866,454	16,560,401	45,232,782	16,267,186

GAAP weighted average number of common shares outstanding — diluted	85,758,581	21,125,206	52,061,916	20,778,448

*	Income tax adjustment is used to adjust the GAAP provision (benefit) for income taxes to a non-GAAP provision (benefit) for income taxes utilizing an estimated tax rate of 28%.

**	Reflects (a) the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and (b) the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the respective periods, which result in the Company not applying the two-class method of Earnings Per Share as required under GAAP.

Qlik Technologies Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$158,712	$24,852
Accounts receivable, net	85,364	63,729
Prepaid expenses and other current assets	7,107	3,970
Deferred income taxes	527	810

Total current assets	251,710	93,361

Property and equipment, net	4,399	3,244
Intangible assets, net	388	417
Goodwill	2,746	1,308
Deferred income taxes	4,248	4,207
Deposits and other noncurrent assets	1,573	430

Total assets	$265,064	$102,967

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt	$—	$3,022
Line of credit	—	242
Income taxes payable	8,431	3,203
Accounts payable	5,627	5,232
Deferred revenue	50,024	35,575
Accrued payroll and other related costs	25,262	18,818
Accrued expenses	12,960	10,015
Deferred income taxes	337	—
Stock warrant liability	—	2,425

Total current liabilities	102,641	78,532

Long-term liabilities
Long-term debt	—	3,777
Deferred income taxes	48	326
Other long-term liabilities	3,185	3,322
Stock warrant liability	—	2,212

Total liabilities	105,874	88,169

Commitments and contingencies

Convertible preferred stock	—	23,901

Stockholders’ equity (deficit):
Common stock	8	2
Additional paid-in capital	157,929	5,743
Retained earnings (Accumulated deficit)	132	(13,383)
Accumulated other comprehensive income (loss)	1,121	(1,465)

Total stockholders’ equity (deficit)	159,190	(9,103)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$265,064	$102,967

Qlik Technologies Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2010	2009
	(unaudited)
Cash flows from operating activities
Net income	$13,516	$6,861
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash interest expense, including amortization of debt discount	122	60
Depreciation and amortization	1,713	1,108
Stock-based compensation expense	3,018	1,479
Deferred income taxes	443	(1,998)
Excess tax benefit from stock-based compensation	(675)	(53)
Provision for bad debts	222	837
Change in fair value of warrants	1,962	1,953
Unrealized foreign currency loss, net	2,816	(201)
Changes in assets and liabilities:
Accounts receivable	(22,176)	(20,692)
Prepaid expenses and other assets	(3,201)	(101)
Other noncurrent assets	(1,108)	(75)
Accounts payable	271	298
Deferred revenues	14,742	12,007
Accrued expenses and other liabilities	14,194	11,553

Net cash provided by operating activities	25,859	13,036

Cash flows from investing activities
Acquisitions, net of cash acquired	194	—
Purchase of property and equipment	(2,677)	(2,128)

Net cash used in investing activities	(2,483)	(2,128)

Cash flows from financing activities
Borrowings (payments) on line of credit, net	(242)	229
Payments on long-term debt	(7,384)	(2,270)
Excess tax benefit from stock-based compensation	675	53
Proceeds from public offering, net of underwriters’ discount	119,784	—
Payments for deferred offering costs	(4,684)	—
Proceeds from issuance (repurchase) of stock options	81	(316)
Proceeds from exercise of common stock warrants	650	—
Proceeds from exercise of common stock options	1,741	513

Net cash provided by (used in) financing activities	110,621	(1,791)

Effect of exchange rate on cash	(137)	935

Net increase in cash and cash equivalents	133,860	10,052

Cash and cash equivalents, beginning of period	24,852	14,800

Cash and cash equivalents, end of period	$158,712	$24,852

Supplemental cash flow information:
Cash paid during the period for interest	$414	$977

Cash paid during the period for income taxes	$1,500	$822

Non-cash investing activities:
Common stock issued for acquisition of business	$622	$—

Investor Contact:
Staci Mortenson
ICR
IR@qliktech.com
+1 (484) 685-0578
Media Contact:
Maria Scurry
Qlik Technologies
Maria.Scurry@qliktech.com
+1 (508) 409-7939